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                                                                     EXHIBIT 4.4

                          [FORM OF FACE OF DEBENTURE]



                                                                         CUSIP #
No.                                                                            $



                         NORTHWEST PIPELINE CORPORATION


                           _____% Debenture Due ____



                 Northwest Pipeline Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the
"Company"), for value received, hereby promises to pay to           or
registered assigns, the principal sum of             Dollars on ____________,
____, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on ____________ and ____________ of each year, commencing ____________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the ____________ or the ____________, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid on this Debenture or duly provided for, in which case from ____________, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after





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____________ or ____________, as the case may be, and before the following
____________ or ____________, this Debenture shall bear interest from such
____________ or ____________; provided, that if the Company shall default in the payment of interest due on such ____________ or ____________, then this Debenture shall bear interest from the next preceding ____________ or ____________, to which interest has been paid or duly provided for or, if no interest has been paid on this Debenture or duly provided for, from ____________. The interest so payable on any ____________ or ____________, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the ____________ or ____________ (whether or not a Business Day), as the case may be, next preceding such ____________ or ____________.

                 Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof by manual signature.


                 IN WITNESS WHEREOF, Northwest Pipeline Corporation has caused this instrument to be duly executed.

Dated:



                                            NORTHWEST PIPELINE CORPORATION



                                            By______________________________





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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION




              This is one of the Securities referred to in the within-mentioned Indenture.




                                        CHEMICAL BANK,
                                        as Trustee



                                        By__________________________
                                              Authorized Officer




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                       [FORM OF REVERSE OF DEBENTURE]

                       NORTHWEST PIPELINE CORPORATION
                          _____% Debenture Due ____


                 This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of ____________, 1995 (herein called the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Debenture is one of a series designated as the _____% Debentures Due ____ (the "Debentures") of the Company, limited in aggregate principal amount to $__________.

                 In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series issued under such Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce





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any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Indenture, the consent of the
Holders of which is required for any such modification.   It is also provided
in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                 No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                 The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

                 [The Debentures are not redeemable prior to maturity.] [Add optional redemption language, if applicable.]

                 Upon due presentment for registration of transfer of





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this Debenture at the office or agency of the Company in the Borough of
Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Company, the Trustee or any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

                 No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

                 This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.





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